UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2010
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27597	52-2137343
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

400 Minuteman Road
Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 1, 2010, NaviSite, Inc. (the “Company”) announced that R. Brooks Borcherding was promoted to President of the Company, effective March 1, 2010, in accordance with the terms of that certain Offer Letter, dated as of March 27, 2009, effective as of April 3, 2009, entered into with Mr. Borcherding, which was previously filed. From April 13, 2009 to March 1, 2010, Mr. Borcherding served as the Company’s Senior Vice President of Sales and Chief Revenue Officer. In connection with Mr. Borcherding’s promotion to President, the Company will modify his compensation, which modification has not been determined as of the date of this filing.
From April 2007 until April 2009, Mr. Borcherding served as the Strategy, Planning and Operations Director of Cisco Systems, Inc. and from March 2005 through April 2007, Mr. Borcherding served as a Practice Leader of Unified Communications at Cisco Systems, Inc. From 2004 to 2005, Mr. Borcherding served as the Global Solutions Director of Avaya Inc.
Mr. Borcherding is 43 years old. There are no family relationships between Mr. Borcherding and any director or other executive officer of the Company.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The exhibit listed in the Exhibit Index below is filed with this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: March 5, 2010
	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Offer Letter, dated as of March 27, 2009, effective as of April 3, 2009, by and between the Registrant and R. Brooks Borcherding, is incorporated herein by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on April 13, 2009 (File No. 000-27597).

99.2	Press Release of the Registrant, dated March 1, 2010.